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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  September 16, 1998


                          GREASE MONKEY HOLDING CORPORATION
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)


         Colorado                       0-9812                  87-0321320
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(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
 of incorporation)                                           Identification No.)


     633 17th Street,  Suite 400, Denver, Colorado                  80202
     ---------------------------------------------               ---------
       (Address of principal executive offices)                  (Zip Code)


          Registrant's telephone number, including area code:  (303) 308-1660

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Item 5.  OTHER EVENTS.

     On September 16, 1998, Charles E. Steinbrueck resigned as President and Chief Executive Officer of Grease Monkey Holding Corporation ("Company") and its subsidiaries and on September 18, 1998, Charles E. Steinbrueck resigned as a Director of the Company and its subsidiaries. In addition, on September 17, 1998, Dana Klapper Cohen resigned as Vice President, General Counsel and Corporate Secretary of the Company and its subsidiary, Grease Monkey International, Inc., and on September 23, 1998, Gary L. Wofford resigned as Senior Vice President of Operations and Development of the Company and its subsidiary, Grease Monkey International, Inc.

     On September 18, 1998, Rex L. Utsler was appointed the President, Chief Operating Officer and a Director of the Company and its subsidiary, Grease Monkey International, Inc., and James B. Wallace, the Chairman of the Board of the Company, was appointed the Chief Executive Officer of the Company and its subsidiary, Grease Monkey International, Inc.. On September 22, 1998, Mr. Utsler was appointed Corporate Secretary of the Company and its subsidiary, Grease Monkey International, Inc..

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     September 24, 1998

                                       GREASE MONKEY HOLDING CORPORATION

                                        By:  /s/ James B. Wallace
                                             ---------------------------------
                                             James B. Wallace, Chairman of the
                                             Board and Chief Executive Officer

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